Exhibit 99.2

News Release

Ashland announces partial cash tender offers for the 4.750% Senior Notes due 2022 of Ashland LLC, the 6.600% Debentures due 2027 of Hercules LLC, the 6.875% Senior Notes due 2043 of Ashland LLC and the 6.500% Junior Subordinated Debentures due 2029 of Hercules LLC

WILMINGTON, DE, January 7, 2020 – Ashland Global Holdings Inc. (NYSE: ASH) (“Ashland”) today announced that it has commenced cash tender offers (the “Tender Offers”) for (i) Ashland LLC’s outstanding 4.750% Senior Notes due 2022 (the “2022 Notes”) and (ii) Hercules LLC’s outstanding 6.600% Debentures due 2027 (the “2027 Debentures”), Ashland LLC’s outstanding 6.875% Senior Notes due 2043 (the “2043 Notes”) and Hercules LLC’s outstanding 6.500% Junior Subordinated Debentures due 2029 (the “2029 Debentures” and, together with the 2027 Debentures and the 2043 Notes, the “Waterfall Notes”). The tender of the Waterfall Notes is subject to the order of priority and proration provisions set forth in the Offer to Purchase as described below. The 2022 Notes and the Waterfall Notes are together, the “Existing Notes.”  The Tender Offers are being made by the respective Ashland subsidiaries that issued the relevant series of Existing Notes.

The Tender Offers are being made upon the terms and conditions in the Offer to Purchase and related Letter of Transmittal dated January 7, 2020.  The Tender Offers will expire at 5:00 p.m., New York City time, on February 5, 2020, unless extended or terminated as described in the Offer to Purchase (such time and date, as they may be extended with respect to a Tender Offer, the “Expiration Date”).

The Tender Offer for the 2022 Notes is for the purchase of 2022 Notes having an aggregate purchase price of up to $575 million (excluding accrued and unpaid interest).  The Tender Offers for the Waterfall Notes are for the Waterfall Notes having an aggregate purchase price of up to $250 million (excluding accrued and unpaid interest).  The order of priority for the purchase of Waterfall Notes in the Tender Offers (the “Acceptance Priority Levels”) is shown in the table below, with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level, as further described in the Offer to Purchase.

It is possible that Ashland may not accept all Existing Notes tendered under the Tender Offers.  If the aggregate purchase price (excluding accrued and unpaid interest) of 2022 Notes tendered exceeds the $575 million, the Company will accept tendered 2022 Notes for purchase on a pro rata basis as described in the Offer to Purchase.  If the acceptance of all Waterfall Notes in the Waterfall Tender Offers would result in an aggregate purchase price (excluding accrued and unpaid interest) that exceeds the $250 million, tenders in respect of a series of Waterfall Notes will be subject to proration as described in the Offer to Purchase.

The “Total Consideration” for each $1,000 principal amount of Existing Notes validly tendered and accepted for purchase is shown in the table below, which includes an early tender premium as set forth in the table below (the “Early Tender Premium”).  The “Tender Offer Consideration” for each $1,000 principal amount of Existing Notes validly tendered and accepted for purchase is set forth in the table below, which is the Total Consideration minus the Early Tender Premium.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders will also receive accrued and unpaid interest up to, but excluding, the Settlement Date (as defined below) in respect of all Existing Notes that are accepted for purchase pursuant to the Tender Offers.

Title of Security	Issuer	CUSIP	Outstanding Principal Amount	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)
4.750% Senior Notes due 2022	Ashland LLC	044209AF1/ 044209AN4	$1,082,563,000	$1,031	$30	$1,061

     (1)   Per $1,000 principal amount.

Title of Security	Issuer	CUSIP	Outstanding Principal Amount	Acceptance Priority Level	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)
6.600% Debentures due August 1, 2027	Hercules LLC	427056AR7	$3,858,000	1	$980	$30	$1,010

6.875% Senior Notes due 2043	Ashland LLC	044209AM6	$373,365,000	2	$1,160	$30	$1,190

6.500% Series A Junior Subordinated Deferrable Interest Debentures due 2029	Hercules LLC	427056AU0(2)/ 427056BC9(3)	$99,986,000	3	$1,050	$30	$1,080

(1)	Per $1,000 principal amount.
(2)	For 2029 Debentures held as standalone 2029 Debentures (and not as components of CRESTSSM Units).
(3)	For 2029 Debentures held as components of CRESTSSM Units (which must be separated from the warrant components of such CRESTSSM Units before such 2029 Debentures may be tendered).

Holders must validly tender their Existing Notes at or before 5:00 p.m., New York City time, on January 21, 2020, unless extended as described in the Offer to Purchase (such date and time, as they may be extended with respect to a Tender Offer, the “Early Tender Date”) and not subsequently validly withdraw their Existing Notes at or before 5:00 p.m., New York City time, on January 21, 2020 (such date and time, as they may be extended with respect to a Tender Offer, the “Withdrawal Deadline”) in order to be eligible to receive the Total Consideration.  Holders who validly tender their Existing Notes after the Early Tender Date but before the Expiration Date will be eligible to receive only the Tender Offer Consideration.  Holders may not withdraw their Existing Notes after the Withdrawal Deadline, except in limited circumstances.

Settlement is expected to occur (i) for Existing Notes validly tendered at or prior to the Early Tender Date and not validly withdrawn at or prior to the Withdrawal Deadline, promptly following the Early Tender Date (expected to be January 23, 2020) and (ii) for Existing Notes validly tendered at or after the Early Tender Date but at or before the Expiration Date, promptly following the Expiration Date (expected to be February 7, 2020) (as applicable, the “Settlement Date”), in each case, if such Existing Notes are accepted for purchase pursuant to the Tender Offers.

The closing of the Tender Offers is subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase, including the completion of one or more debt issuance on terms and conditions satisfactory to us (the “Financing”) and Ashland received proceeds from such Financings sufficient to fund the Tender Offers.

The 2029 Debentures were initially distributed as a component of CRESTSSM Units.  Each CRESTSSM Unit consists of $1,000 principal amount of 2029 Debentures and one warrant to purchase Ashland common stock.  2029 Debentures that are currently held as components of CRESTSSM Units (CUSIP No. 427056 BC9) must be separated from the warrant components of those CRESTSSM Units before such 2029 Debentures may be tendered.  Ashland is only offering to purchase 2029 Debentures; it is not offering to purchase the CRESTSSM Units or any warrants trading on a standalone basis (CUSIP No. 427098116).

This news release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Existing Notes.  The Tender Offers are being made solely by means of the Offer to Purchase and related Letter of Transmittal dated January 7, 2020.  In those jurisdictions where the securities, “blue sky” or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Ashland, Ashland LLC or Hercules LLC by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Citigroup Global Markets Inc. (“Citi”), Deutsche Bank Securities Inc. (“DBSI”) and J.P. Morgan Securities LLC (“J.P.Morgan”) have been retained to serve as the dealer managers (the “Dealer Managers”) for the Tender Offers.  Questions regarding the Tender Offers may be directed to Citi by telephone at (800) 558-3745 (toll free) or (212) 723-6106 (collect), or in writing at 388 Greenwich Street, 7th Floor, New York, New York 10013, Attention: Liability Management Group, DBSI by telephone at (855) 287-1922 (toll free) or (212) 250-7527 (collect), or in writing at 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Liability Management Group and J.P. Morgan by telephone at (866) 834-4666 (toll free) or (212) 834-2042 (collect), or in writing at 383 Madison Avenue, New York, New York 10179, Attention: Liability Management Group.  Global Bondholder Services Corporation (the “Information and Tender Agent”) has been retained to serve as the information agent and tender agent for the Tender Offers.  Questions regarding the procedures for tendering Existing Notes or for separating CRESTSSM Units and requests for documents may be directed to the Information and Tender Agent by telephone at (212) 430-3774 (for banks and brokers) or (866) 470-3800 (toll-free), by facsimile (for Eligible Institutions only) at (212) 430-3775/3779 or in writing at 65 Broadway, Suite 404, New York, New York 10006, Attention:  Corporate Actions.

About Ashland
Ashland (NYSE: ASH) is a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical.  At Ashland, we are approximately 4,700 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries.  Visit ashland.com to learn more.

Forward Looking Statements
This news release contains forward-looking statements.  Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology.  In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications.  These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances.  These statements include, but may not be limited to, statements about the Tender Offers, including how Ashland will conduct and finance the Tender Offers. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.  Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (302) 594-5010
investor_relations@ashland.com

Media Relations:
Joy L. Brock
+1 (859) 815-3793
jlbrock@ashland.com

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